UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 08, 2024

Myers Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street
Akron, Ohio		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 253-5592

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MYE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Existing Loan Agreement

On February 8, 2024, Myers Industries, Inc. (the “Company”), MYE Canada Operations Inc. and Scepter Canada Inc., each as foreign subsidiary borrowers (together with the Company, collectively, the “Borrowers”) amended that certain Seventh Amended and Restated Loan Agreement, dated as of September 29, 2022, among the Borrowers, the other foreign subsidiary borrowers party thereto from time to time, JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), and the certain financial institutions party thereto as lenders (the “Existing Loan Agreement”) pursuant to the Amendment No. 1 to Seventh Amended and Restated Loan Agreement, dated as of February 8, 2024, among the Borrowers, the Administrative Agent, and the existing and new financial institutions party thereto as lenders (the “Amendment”, and the Existing Loan Agreement, as amended pursuant to the Amendment being referred to herein as the “Amended Loan Agreement”).

The Amended Loan Agreement is on substantially the same terms as the Existing Loan Agreement, except the Amendment has amended the Existing Loan Agreement to, among other items, (i) amend the Existing Loan Agreement to permit the Strong Acquisition (as defined in the Amended Loan Agreement), (ii) amend Section 2.20 thereof to (x) permit a new term loan facility (the “Term Loan Facility”) in the aggregate principal amount of $400 million (the “Term Loans”) as an Incremental Term Loan (as defined in the Existing Loan Agreement) and (y) reset the total incremental facility in the Amended Loan Agreement to be $250 million after giving effect to the Term Loan Facility, (iii) modify the maximum leverage ratio under the Existing Loan Agreement to not exceed (x) 4.00 to 1:00 on a “net” basis for an initial “net” leverage ratio holiday period for the immediate fiscal quarter end after the Strong Acquisition is consummated and for the three immediately following fiscal quarter ends thereafter and (y) 3.25 to 1.00 on a “net” basis after such “net” leverage ratio holiday period (subject to additional “net” leverage ratio holiday periods at the election of the Company for such periods that are more fully described in the Amended Loan Agreement and consistent with the terms of the Existing Loan Agreement) and to modify certain negative covenants (including the restricted payment covenant) so that the applicable incurrence tests for such negative covenants is now based on the new “net” leverage ratio level, (iv) increase the applicable margins for the loans under the Amended Loan Agreement and such increase shall range between 1.775% to 2.35% for Term SOFR, RFR, SONIA, EURIBOR and CORRA based loans and between 0.775% and 1.35% for base rate loans, in each case based from time to time on the determination of the Company’s then net leverage ratio, (v) replace the Canadian Dealer Offered Rate (CDOR) as the applicable reference rate with respect to loans denominated in Canadian Dollars to the Canadian Overnight Repo Rate Average (CORRA), and otherwise conforms the Existing Loan Agreement to accommodate CORRA as the reference rate for certain loans denominated in Canadian Dollars and (vi) amend the scope of collateral granted by the applicable Loan Parties (as defined below) under the Amended Loan Agreement to secure the obligations under the Amended Loan Agreement to be an “all asset” lien (subject to customary provisions of excluded collateral not subject to the liens) (the “New Collateral Requirement”).

The Amended Loan Agreement continues to provide for a revolving credit facility in an aggregate committed principal amount of $250 million, which includes a letter of credit subfacility and swingline subfacility (the “Revolving Facility”, and together with the Term Facility, the “Facilities”). The proceeds of the Facilities will be used as applicable (a) to pay a portion of the purchase price in connection with the Strong Acquisition and the fees, costs and expenses incurred in connection with the transactions in connection with the Strong Acquisition, (b) to refinance certain existing indebtedness of the Company and Signature (as defined below) and (c) for the ongoing working capital requirements of the Company and its subsidiaries and for general corporate purposes.

Under the Amended Loan Agreement, the Term Loans will amortize in quarterly installment payments in an aggregate annual amount equal to percentages of the original principal amount of the Term Loan Facility (i.e., 5% for years 1 and 2 and 10% for years 3 through 5). The Facilities may be voluntarily prepaid at any time, in whole or in part, without penalty or premium, upon notice to the Administrative Agent; however, all amounts repaid or prepaid in respect of the Term Loans may not be reborrowed. The Term Loans will also be subject to mandatory prepayments in connection with certain debt issuances and asset sales, subject to certain reinvestment rights of the Borrowers. The Term Loans will mature on the fifth anniversary of the Amendment. The remaining aggregate principal amount of the Term Loans will be repayable on the applicable maturity date of the Term Loans. The Revolving Facility has a maturity date of September 29, 2027.

The Amended Loan Agreement is subject to substantially the same affirmative and negative covenants and events of default as currently set forth in the Existing Loan Agreement, except as otherwise described above.

In connection with the Amended Loan Agreement and the New Collateral Requirement, the Company and certain of its domestic subsidiaries (the “Loan Parties”) entered into (i) the Pledge and Security Agreement, dated as of February 8, 2024 (the “Security Agreement”), with the Administrative Agent for the benefit of the secured parties thereunder, pursuant to which the Loan Parties party thereto will grant a security interest in, and lien on, all of their respective assets (except with respect to certain assets that are customarily excluded from the incurrence of such liens) and the Security Agreement will supersede any previous collateral document that intended to secure the obligations under the Existing Loan Agreement and (ii) the Second Amended and Restated Guaranty (the “Restated Guaranty”), dated as of February 8, 2024, for the benefit of the Administrative Agent, pursuant to which the Loan Parties party thereto will reaffirm and/or agree, as applicable to such Loan Party, to guarantee the payment and performance of the Borrower’s obligations under the Amended Loan Agreement.

The foregoing description of the Amendment does not purport to be complete and such description is qualified in its entirety by reference to the full text of such agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 6, 2024, the Company prepaid $12 million in principal plus accrued and unpaid interest and other fees owing upon such prepayment (the “Prepayment”) to the current noteholders of the 5.45% Senior Notes, Series D, due January 15, 2026 (the “Senior Series D Notes”), constituting repayment in full of the Senior Series D Notes that were issued pursuant to and under that certain Note Purchase Agreement, dated as of October 22, 2013, by and among the Company, certain subsidiaries of the Company party thereto from time to time as subsidiary guarantors (the “Subsidiary Guarantors”) and certain institutional investors party thereto from time to time (as amended, the “Note Purchase Agreement”). After giving effect to the Prepayment and the payment in full of the Senior Series D Notes, all outstanding senior notes and other obligations of the Company and the Subsidiary Guarantors under the Note Purchase Agreement have been paid and satisfied in full, and the Note Purchase Agreement has been terminated and is in no further force or effect other than with respect to those provisions therein that by their terms specifically survive termination and payment in full of the senior notes thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 and Exhibit 10.1 of this report are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Amendment No. 1 to Seventh Amended and Restated Loan Agreement, dated February 8, 2024, among Myers Industries, Inc., MYE Canada Operations Inc., Scepter Canada Inc. and the other foreign subsidiary borrowers, the lenders and JPMorgan Chase Bank, National Association, as administrative agent*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The registrant agrees to furnish the Commission on a supplemental basis a copy of any omitted provisions, exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

Date:	February 9, 2024	By:	/s/ Grant E. Fitz
Grant E. Fitz Executive Vice President and Chief Financial Officer